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                               MINISTRY OF HEALTH

Telegrams:  "BACTERIA" Nairobi                 NATIONAL PUBLIC HEALTH LABORATORY
Telephone: Nairobi 725601/4                           SERVICES
                                                      P.O. BOX 20750
                                                        NAIROBI.

When replying please quote

Ref: D/30G VOL X1/163                                    17th OCTOBER, 2003

Stephen Hoffman,
Senior Advisor,
Trade Negotiations and Legislative Affairs.
Sandler, Travis & Rosenberg, P.A.,
1300 Pennsylvania Avenue, N.W.,
WASHINGTON, D.C. 20004

EVALUATION OF CALYPTE HIV-1 URINE ASSAY TEST KIT

This is in reference to the above HIV-1 Urine Assay test kit which was submitted to the National AIDS Control Programme (NASCOP) of the Ministry of Health for evaluation.

The results of the evaluation show that the kit is of acceptable quality and satisfies the requirements for sensitivity and specificity for HIV test kits for use in Kenya.

The test kit is therefore accepted and certified for use in Kenya for HIV-1 Antibody testing in urine.

/s/ DR. JACK NYAMONGO
HEAD - NPHLS